SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.   20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)    FEBRUARY 14, 2000
                                                        -------------------


                              COASTAL BANCORP, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)


          TEXAS                         0-24526               76-0428727
(State or other jurisdiction     (Commission File Number)          (IRS Employer
     of  incorporation)                                   Identification  No.)

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
5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS                    77057
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(Address of Principal executive offices)                 (Zip Code)


Registrant's telephone number including area code    (713) 435-5000
                                                    ---------------
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(Former  name  or  former  address,  if  changed since last report)          Not
                                                                             ---
applicable
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ITEM  5.          OTHER  EVENTS.
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On February 1, 2000, Coastal Bancorp, Inc. declared a quarterly cash dividend of
$0.08 per share on its common stock. At the same meeting dividends were declared for its 9.0% Non-cumulative Preferred Stock Series A (NASDAQ: CBSAP) of Coastal Banc ssb and its 9.12% Cumulative Preferred Stock Series A (NASDAQ:
CBSAO). Dividends on the common and the 9.0% Preferred are payable on March 15, 2000 to shareholders of record on February 15, 2000. Dividends for the 9.12% Preferred will be paid on March 31, 2000 to shareholders of record as of March 15, 2000.


ITEM  7.          FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION AND
--------          --------------------------------------------------------------
EXHIBITS.
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          (a)     Financial  Statements
                  ---------------------

                    No  financial  statements  are  required.

          (b)     Pro  Forma  Financial  Information
                  ----------------------------------

                    No  pro  forma  financial  information  is  required.

          (c)     Exhibits
                  --------

                    99     Exhibit  11(a)  -  Press  Release


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     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


     /s/  Catherine  N.  Wylie          Date:  February  14,  2000
     -------------------------
by:     Catherine  N.  Wylie
     Sr.  Executive  Vice  President/
     Chief  Financial  Officer

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                                   EXHIBIT 99

                                  PRESS RELEASE

                             Dated February 1, 2000

                               [GRAPHIC  OMITED]


5718  Westheimer,  Suite  600
Houston,  Texas  77057

For  More  Information,  Contact

Manuel  J.  Mehos,  CEO
Catherine  N.  Wylie,  CFO
(713)  435-5327
(713)  435-5106  (Fax)
www.coastalbanc.com
     NEWS  RELEASE

                              FOR IMMEDIATE RELEASE

          COASTAL BANCORP, INC. DECLARES FOURTH QUARTER CASH DIVIDENDS

     HOUSTON (February 1, 2000) - Coastal Bancorp, Inc. (NASDAQ: CBSA) announced today that on January 27, 2000, its Board of Directors declared a quarterly cash dividend of $.08 per share on its common stock. At the same meeting dividends were declared for its 9.0% Non-cumulative Preferred Stock Series A (NASDAQ: CBSAP) of Coastal Banc ssb and its 9.12% Cumulative Preferred Stock Series A (NASDAQ: CBSAO). Dividends on the common and the 9.0% Preferred are payable on March 15, 2000 to shareholders of record on February 15, 2000. Dividends for the 9.12% Preferred will be paid on March 31, 2000 to shareholders of record as of March 15, 2000.
     At December 31, 1999, Coastal Bancorp, Inc. had total assets of $2.9 billion, deposits of $1.6 billion, preferred stock (Series A) of Coastal Banc ssb of $28.8 million, Series A Cumulative Preferred Stock of $27.5 million and common stockholders' equity of $106.0 million.
     Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb operates 50 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit our web site at www.coastalbanc.com (which is not a part of this press release).
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the company, the occurrence of which involve certain risks and uncertainties detailed in the company's filings with the Securities and Exchange Commission.
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